UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2008

NORTHERN OIL AND GAS, INC.
(Name of small business issuer in its charter)

Nevada	000-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

Amendment to Land Bank Arrangement

On April 14, 2008, Northern Oil and Gas, Inc. (the “Company”) entered into an Agreement setting forth a land bank arrangement with Deephaven MCF Acquisition, LLC (“Deephaven”), an affiliate of Deephaven Capital Management LLC, pursuant to which the Company obtained the option to acquire leases having an aggregate value of up to $8.1 million.  The Company previously utilized approximately $5.1 million of the potential facility and Deephaven purchased certain leases in North Dakota at a cost of $1,000 per net acre.  The Company was granted the right, but not the obligation, to purchase those leases under the terms of the Agreement.  Complete details of the Agreement were previously disclosed in a Form 8-K Current Report filed by the Company on April 16, 2008, and a copy of the Agreement was included as an attachment to that Form 8-K.

On September 26, 2008, the Company agreed to a Second Amendment to the Agreement whereby the Company agreed to purchase from Deephaven all leases remaining in the land bank arrangement no later than November 25, 2008 for $912.50 per net acre ($4,364,456.90 in the aggregate) plus 67,500 fully-paid and non-assessable restricted shares of the Company’s common stock.  Such cash payment and issuance of shares constitute the sole consideration to be received by Deephaven for any and all leases remaining in the land bank arrangement and terminates any and all obligations of the Company to issue to Deephaven any other shares of capital stock, pay to Deephaven any further cash or provide any other consideration that Deephaven otherwise would be entitled to receive under the Agreement.  No additional cash, capital stock or other consideration of any form will be due from the Company to Deephaven following Deephaven’s receipt of the agreed-upon cash payment and shares of common stock.

The Second Amendment also terminated the Registration Rights Agreement By and Among Northern Oil and Gas, Inc. and Deephaven MCF Acquisition LLC dated April 14, 2008 and a prior Amendment extending the initial option period under the Agreement.  The Second Amendment provides, however, that the Company is required to file a registration statement on Form S-3 registering the shares of common stock issued to Deephaven no later than December 25, 2008.

A copy of the Second Amendment is included as an exhibit to this Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Agreement by and between Northern Oil and Gas, Inc. and Deephaven MCF Acquisition LLC dated April 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

Date:  September 26, 2008                                                                                     By /s/ Ryan R.Gilbertson
       Ryan R. Gilbertson, Chief Financial Officer